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                                                                      EXHIBIT 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of ING Series Fund, Inc. and
The Board of Directors of ING Investment Funds, Inc.:

We consent to the use of our reports dated July 22, 2005 on the financial statements of the ING Value Opportunity Fund (a series of ING Series Fund, Inc.) and the ING MagnaCap Fund (a series of ING Investment Funds, Inc.) incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.

                                  /s/ KPMG LLP

Boston, Massachusetts
August 12, 2005